Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT

Entity Name	Jurisdiction

Advance Petroleum, Inc.	Florida
AHT Services, LLC	Nevada
Air Petro Corp.	California
Ascent Aviation Group, Inc.	New York
Atlantic Fuel Services, S.R.L.	Costa Rica
AVCARD Services (BVI), Ltd.	British Virgin Islands
AVCARD Services Limited	United Kingdom
Baseops International, Inc.	Texas
Casa Petro, S.R.L.	Costa Rica
Falmouth Oil Services Limited	United Kingdom
Falmouth Petroleum Limited	United Kingdom
Gib Oil (UK) Limited	United Kingdom
Gib Oil Limited	Gibraltar
Henty Oil (Ireland) Limited	Ireland
Henty Oil Limited	United Kingdom
Henty Shipping Services Limited	United Kingdom
HG Equipment, LLC	Florida
IRC Oil Technics, Inc.	Delaware
Kropp Holdings, Inc.	Maryland
Marine Energy Arabia Co. (L.L.C.)	United Arab Emirates
NCS Afghanistan Limited	Afghanistan
NCS US, Inc.	Virginia
Nordic Camp Supply ApS	Denmark
Norse Bunkers AS	Norway
Oil Shipping (Bunkering) B.V.	The Netherlands
Page Avjet Fuel Co., L.L.C.	Delaware
Petroleum Transport Solutions, LLC	Minnesota
PetroServicios de Costa Rica, S.R.L.	Costa Rica
PetroServicios de México S.A. de C.V.	Mexico
Resource Recovery of America, Inc.	Florida
Servicios Auxiliares de México S.A. de C.V.	Mexico
Servicios WFSE Ecuador C.L.	Ecuador
Tamlyn Shipping Limited	United Kingdom
Tank and Marine Engineering Limited	United Kingdom
The Hiller Group Incorporated	Florida
Tobras Distribuidora de Combustíveis Ltda.	Brazil
Tramp Group Limited	United Kingdom
Tramp Holdings Limited	United Kingdom
Tramp Oil (Brasil) Ltda.	Brazil
Tramp Oil Distribuidora Ltda.	Brazil
Tramp Oil Germany GmbH & Co KG	Germany
Tramp Oil Schifffahrts-und Handelsgesellschaft mbH & Co.	Germany
Tramp Oil & Marine (Argentina) S.A.	Argentina
Tramp Oil & Marine (Chile) S.A.	Chile
Tramp Oil & Marine Limited	United Kingdom
Tramp Oil & Marine (Romania) SRL	Romania
Trans-Tec International S.R.L.	Costa Rica
Versant Logix, Inc.	Florida
Western Aviation Products LLC	Minnesota
Western Petroleum Company	Minnesota
WFS & J Company Limited	Japan
WFS Agencia de Naves S.A.	Chile
WFS Danish Holding Company I ApS	Denmark
WFS Shared Services (UK) Limited	United Kingdom
WFS UK Holding Company II Limited	United Kingdom
WFS UK Holding Partnership LP	United Kingdom
WFS US Holding Company I LLC	Delaware

SUBSIDIARIES OF THE REGISTRANT – (CONTINUED)

Entity Name	Jurisdiction

World Fuel Capital Limited	United Kingdom
World Fuel Cayman Holding Company I	Cayman Islands
World Fuel Cayman Holding Company III	Cayman Islands
World Fuel Cayman Holding Company IV	Cayman Islands
World Fuel Cayman Holding Company V	Cayman Islands
World Fuel International S.R.L.	Costa Rica
World Fuel Services (Australia) Pty Ltd	Australia
World Fuel Services (Bahamas) LLC	Bahamas
World Fuel Services (Costa Rica) Limitada	Costa Rica
World Fuel Services (Denmark) ApS	Denmark
World Fuel Services (Japan) Co., Ltd.	Japan
World Fuel Services (KG) Limited Liability Company	Kyrgyzstan
World Fuel Services (Netherlands) I, L.P.	Florida
World Fuel Services (Netherlands) II, L.P.	Florida
World Fuel Services (Panama) LLC	Panama
World Fuel Services (Singapore) Pte Ltd	Singapore
World Fuel Services Argentina S.A.	Argentina
World Fuel Services Aviation Limited	United Kingdom
World Fuel Services Canada, Inc.	Delaware
World Fuel Services Chile S.A.	Chile
World Fuel Services CIS Limited Liability Company	Russia
World Fuel Services Company, Inc.	Florida
World Fuel Services Corporate Aviation Support Services, Inc.	Delaware
World Fuel Services Europe, Ltd.	United Kingdom
World Fuel Services European Holding Company I, Ltd.	United Kingdom
World Fuel Services Finance Company S.à.r.L.	Luxembourg
World Fuel Services International (Panama) LLC	Panama
World Fuel Services Pakistan (Pvt.) Limited	Pakistan
World Fuel Services Private Limited	India
World Fuel Services Trading DMCC	United Arab Emirates
World Fuel Services, Inc.	Texas
World Fuel Singapore Holding Company I Pte Ltd	Singapore
World Fuel Singapore Holding Company II Pte Ltd	Singapore
Yacht Fuel Services Limited	United Kingdom